UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2006

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square

Cambridge, MA  02139

(Address of Principal Executive Offices)  (Zip Code)

(617) 225-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On March 9, 2006, Dyax Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. (the “Underwriter”), pursuant to which the Company agreed to offer and sell 5,500,000 shares of its common stock in an underwritten public offering. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 825,000 shares to cover over-allotments, if any. The Company expects to receive approximately $30,000,000 in net proceeds from the offering after underwriting discounts and offering expenses. The shares are expected to be delivered to the Underwriter on or about March 14, 2006.

The common stock was registered for offer and sale on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company’s Registration Statement on Form S-3 (Registration No. 333-127859) (as amended, the “Registration Statement”). Attached hereto as Exhibit 1.1 is a copy of the Underwriting Agreement. The opinion of the Company’s counsel regarding the validity of the shares issued pursuant to the offering is filed as Exhibit 5.1 hereto. This Current Report is being filed in part for the purpose of incorporating such exhibits by reference into the Registration Statement. In connection with this offering, on March 9, 2006, the Company filed with the Securities and Exchange Commission a prospectus supplement pursuant to Rule 424(b) under the Securities Act.

Item 9.01.              Financial Statements and Exhibits.

(d)             Exhibits.

1.1             Underwriting Agreement between the Company and Deutsche Bank Securities Inc. dated March 9, 2006.

5.1             Opinion of Edwards Angell Palmer & Dodge LLP.

23.1           Consent of Edwards Angell Palmer & Dodge LLP (contained in its opinion filed as Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated: March 9, 2006	By:	/s/ Stephen S. Galliker
Stephen S. Galliker
Executive Vice President, Finance
and Administration, and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement between the Company and Deutsche Bank Securities Inc. dated March 9, 2006.

5.1	Opinion of Edwards Angell Palmer & Dodge LLP.

23.1	Consent of Edwards Angell Palmer & Dodge LLP (contained in its opinion filed as Exhibit 5.1).